STATE OF NORTH CAROLINA

COUNTY OF CATAWBA

LEASE AGREEMENT

THIS LEASE AGREEMENT, made and entered into this 16th day of June, 2006, by and between LITTLE MOUNTAIN AIRPORT ASSOCIATES, INC. (“Lessor”) and MOUNTAIN AIR CARGO, INC. (“Lessee”):

WITNESSETH:

That for and in consideration of the rentals hereinafter reserved and the covenants and agreements herein contained, Lessor does hereby demise and lease unto Lessee, and Lessee does hereby lease from Lessor the premises (“Leased Premises”) described in the attached Exhibit A, for the rentals and on the conditions hereinafter stated.

ARTICLE I

  TERM

The term of this lease shall be for a period commencing June 1, 2006 and continuing until May 31, 2008. Lessee has option to renew lease for an additional two (2) year period commencing June 1, 2008 and ending May 31, 2010.

ARTICLE II

  RENTAL

Lessee shall pay to the Lessor as rental monthly installments, each in the amount of Twelve Thousand Seven Hundred Thirty-six and 79/100 Dollars ($12,736.79), payable in advance on the first day of each and every calendar month, commencing with June 2006. If Lessee exercises option to renew Lease for the additional two (2) year Lease period starting June 1, 2008, monthly rental will be adjusted to reflect the Consumer Price Index (CPI) change from June 1, 2006 to April 1, 2008.

ARTICLE III

  MAINTENANCE

The maintenance of the Leased Premises shall be the sole responsibility of the Lessee, it being understood and agreed that the premises are being leased without obligation on the part of the Lessor to make repairs. And the Lessee covenants and agrees to take good care of the Leased Premises and upon the termination of this lease will surrender the said Leased Premises in as good order and condition as they now are, ordinary wear, and tear excepted.

ARTICLE IV

  IMPROVEMENTS BY LESSEE

Any air conditioning, heating, plumbing, or other improvements installed in the Leased Premises by the Lessee shall become a part of the Leased Premises and Lessee shall have no right to remove same at the termination of the lease.

ARTICLE V

  UTILITIES

Lessee shall pay for all utilities furnished the Leased Premises during the term of this lease.

ARTICLE VI

  TAXES AND INSURANCE

Lessee shall be responsible for providing insurance on the Leased Premises and shall pay all ad valorem taxes on the Leased Premises. Lessee shall be responsible for ad valorem taxes on all equipment owned by it and placed on the Leased Premises.

ARTICLE VII

  USE OF PREMISES

Lessee shall use the Leased Premises for the operation of an airport, maintenance facility, and corporate offices.

ARTICLE VIII

  FORFEITURE FOR DEFAULT

It is expressly agreed that if Lessee shall neglect to make any payments of rent when due or neglect to do and perform any matter or thing herein agreed to be done and performed by it, and shall remain in default thereof for a period of fifteen (15) days after written notice from Lessor calling attention to such default, Lessor may declare the lease terminated and cancelled and take possession of said Leased Premises without prejudice to any other legal remedy it may have on account of such default. Said notice may be given to the person at such time in charge of said Leased Premises or sent by registered mail to Lessee addressed to P.O. Box 488, Denver, North Carolina, 28037.

ARTICLE IX

  ASSIGNMENT

Lessee shall have no right to assign or sublease the Leased Premises without the written approval of Lessor.

ARTICLE X

  SALE OF LEASED PREMISES

Lessor shall have the right to sell the Leased Premises and the lease shall continue in full force and effect.

ARTICLE XI

  ENTIRE AGREEMENT

This lease contains all the agreements and conditions made between the parties hereto and may not be modified orally or in any other manner than by an agreement in writing, signed by all the parties hereto or their respective successors in interest.

IN WITNESS WHEREOF, the parties hereto have executed this Lease Agreement the day and year first above written.

LESSOR:

LITTLE MOUNTAIN AIRPORT ASSOCIATES, INC.

/s/ William H. Simpson
Name: William H. Simpson

Title: President

STATE OF NORTH CAROLINA

COUNTY OF ___Catawba___________

I certify that the following person(s) personally appeared before me this day, each acknowledging to me that the he or she voluntarily signed the foregoing document for the purpose stated therein and in the capacity indicated for LITTLE MOUNTAIN AIRPORT ASSOCIATES, INC.

William H. Simpson
(insert name(s) of those signing)

Date ____June 16, 2006___________ /s/ Erlene H. Geddes
Official Signature of Notary

Erlene H. Geddes
Notary’s printed or typed name

My commission expires: ________September 20, 2006____________

(Official Seal)

LESSEE:

MOUNTAIN AIR CARGO, INC.

By/s/ John Gioffre
Name: John Gioffre
Title: CFO

STATE OF NORTH CAROLINA

COUNTY OF ___Catawba _____________

I certify that the following person(s) personally appeared before me this day, each acknowledging to me that the he or she voluntarily signed the foregoing document for the purpose stated therein and in the capacity indicated for MOUNTAIN AIR CARGO, INC.

John Gioffre
(insert name(s) of those signing)

Date _____ June 16, 2006_____________ /s/ Erlene H. Geddes
Official Signature of Notary

Erlene H. Geddes
Notary’s printed or typed name

My commission expires: ___ September 20, 2006_______________

(Official Seal)

Exhibit A

1. The real property located at 1544 North Carolina Highway 16, Maiden, North Carolina, being more particularly described in Book 0915, Page 0317 of the Catawba County, North Carolina, Register of Deeds; and

2. Nonexclusive use of the runway, ramp and parking and exclusive use of the existing buildings located in Catawba County on the real property described as follows:

“BEGINNING at iron pin, Cauthen's corner, and runs from said beginning point with Cauthen's line North 20 degrees East. 75 feet to a stake, a common corner of Cauthen and Roy O. Smith, Jr.; thence with the line of Roy O. Smith, Jr.; thence with the line of Roy O. Smith, Jr. North 24 degrees 52 minutes East 1092 feet to a stake; thence South 68 degrees 8 minutes East 765 feet to a stake; thence South 24 degrees 52 minutes West 2925.7 feet to a stake; thence South 53 degrees West 350.57 feet to a stake; thence North 34 degrees West 758.03 feet to a stake; thence North 24 degrees 52 minutes East 1391.31 feet to a stake on the Northeast edge of a 60-foot road; thence North 33 degrees 58 minutes East 26.46 feet to the point of BEGINNING, containing 54.448 acres, in accordance with a survey prepared by Joe F. Robinson, Registered Surveyor, dated December 28, 1973.”

For a more particular description of the buildings, refer to the Appraisal by C.E. Lawing, CRA, Home Realty, Inc., dated March 17, 1980.
.

NORTH CAROLINA

CATAWBA COUNTY

The foregoing certificates of ______________________________, a Notary Public of Catawba County, North Carolina, are certified to be correct. This instrument was presented for registration this 20th day of June, 2006, at 04:15:04pm. M., and duly recorded in the office of the Register of Deeds of Catawba County, North Carolina, in Book 02759, Pages 1442-1447.

This 20th day of June, 2006.

/s/ Donna Hicks Spencer
Register of Deeds
Donna Hicks Spencer